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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2005

Commission File Number 1-9317

HRPT PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Organization)	04-6558834 (IRS Employer Identification No.)
400 Centre Street, Newton, Massachusetts 02458 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 617-332-3990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/
/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/
/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/
/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

        THIS REPORT CONTAINS STATEMENTS THAT ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS, INCLUDING STATEMENTS CONCERNING OUR ANTICIPATING COMPLETION OF AN ACQUISITION AND THE RELATED REVENUES AND EXPENSES.

        CHANGES IN CIRCUMSTANCES COULD CAUSE THE CLOSING NOT TO OCCUR OR BE DELAYED. THIS RESULT COULD OCCUR DUE TO VARIOUS CIRCUMSTANCES WHICH ARE BEYOND OUR CONTROL. FOR EXAMPLE WE WILL REQUIRE UPDATES OF VARIOUS DILIGENCE ITEMS IF THIS CLOSING IS DELAYED FOR MORE THAN A SHORT PERIOD, AND THOSE UPDATES MAY CAUSE THE TRANSACTION TO FAIL TO CLOSE.

        OUR STATEMENTS IN THE REPORT CONCERNING OUR ESTIMATES OF THE REVENUES AND EXPENSES ARISING FROM THE ACQUISITION ARE BASED UPON CERTAIN ASSUMPTIONS WHICH MAY PROVE INACCURATE. FOR EXAMPLE, SOME TENANTS MAY DEFAULT ON THEIR RENTS OR FAIL TO RENEW THEIR LEASES, AND OUR ESTIMATE OF EXPENSES WE WILL INCUR FOR MAINTAINING CERTAIN COMMON ROADWAYS OR FOR MANAGING THESE LAND HOLDINGS MAY BE INACCURATE. ACCORDINGLY, THE NET OPERATING INCOME WHICH WE MAY RECEIVE AFTER THIS PURCHASE CLOSES MAY BE MATERIALLY LESS THAN THE ESTIMATED AMOUNT.

        OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM OUR EXPECTATIONS AND ESTIMATES ARE DISCUSSED ON PAGE F-1 TO THIS REPORT AND IN THE NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS INCLUDED HEREIN.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE DO NOT INTEND TO IMPLY THAT WE WILL RELEASE PUBLICLY THE RESULT OF ANY REVISION TO THE FORWARD LOOKING STATEMENTS CONTAINED IN THIS REPORT TO REFLECT THE FUTURE OCCURRENCE OF PRESENTLY UNANTICIPATED EVENTS.

Item 9.01. Financial Statements and Exhibits.

  (b)
  Pro Forma Financial Data

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-1
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2004	F-2
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2004	F-3
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-4

1

HRPT Properties Trust

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

        The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2004, reflects our financial position as if the transactions described in the footnotes to the unaudited pro forma condensed consolidated financial statements were completed on December 31, 2004. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2004, presents our results of operations as if the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements were completed on January 1, 2004. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our financial statements for the year ended December 31, 2004, included in our Annual Report on Form 10-K for such year. These unaudited pro forma financial statements are not necessarily indicative of our expected results of operations for any future period. Differences could result from, among other considerations, future changes in our portfolio of investments, including our pending acquisition of industrial lands, changes in interest rates, changes in our capital structure, changes in property level operating expenses, and changes in property level revenues including rents expected to be received on leases in place or signed during and after 2004.

HRPT PROPERTIES TRUST
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2004
(dollars in thousands)

		Pro Forma Adjustments
	Historical	Pending Acquisition(A)	Debt Repayment (B)	Pro Forma
ASSETS
Real estate properties, at cost	$4,685,069	$115,500	$—	$4,800,569
Less accumulated depreciation	454,411	—	—	454,411

	4,230,658	115,500	—	4,346,158
Acquired real estate leases	149,063	—	—	149,063
Equity investments in former subsidiaries	207,804	—	—	207,804
Cash and cash equivalents	21,961	500	—	22,461
Other assets	203,844	—	—	203,844

	$4,813,330	$116,000	$—	$4,929,330

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$175,000	$116,000	$100,000	$391,000
Senior unsecured debt, net	1,739,624	—	(100,000)	1,639,624
Mortgage notes payable, net	440,407	—	—	440,407
Acquired real estate lease obligations	39,843	—	—	39,843
Other liabilities	111,262	—	—	111,262
Shareholders' equity	2,307,194	—	—	2,307,194

	$4,813,330	$116,000	$—	$4,929,330

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRPT PROPERTIES TRUST
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2004
(amounts in thousands, except per share amounts)

		Pro Forma Adjustments
	Historical	Hallwood Acquisition(C)	Acquired Properties(D)	Pending Acquisition(E)	Financing(F)	Pro Forma
Rental income	$603,229	$37,905	$33,756	$11,085	$—	$685,975

EXPENSES:
Operating expenses	227,853	16,284	10,475	2,361	—	256,973
Depreciation and amortization	112,380	6,760	8,327	—	—	127,467
General and administrative	25,170	1,177	1,252	578	—	28,177

Total expenses	365,403	24,221	20,054	2,939	—	412,617

Operating income	237,826	13,684	13,702	8,146	—	273,358
Interest income	638	—	—	—	—	638
Interest expense	(118,212)	(6,421)	(5,876)	(2,610)	(3,751)	(136,870)
Loss on early extinguishment of debt	(2,866)	—	—	—	2,866	—
Equity in earnings of equity investments	15,457	—	—	—	(1,621)	13,836
Gain on sale of shares of equity investments	21,550	—	—	—	—	21,550
Gain on issuance of shares by equity investees	8,436	—	—	—	—	8,436

Net income	162,829	7,263	7,826	5,536	(2,506)	180,948
Preferred distributions	(46,000)	—	—	—	—	(46,000)

Net income available for common shareholders	$116,829	$7,263	$7,826	$5,536	$(2,506)	$134,948

Weighted average common shares outstanding	176,157				1,131	177,288

Basic and diluted earnings per common share:
Net income available for common shareholders	$0.66					$0.76

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRPT PROPERTIES TRUST
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(dollars and square feet in thousands)

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments as of December 31, 2004

(A)
Represents the impact of our pending acquisition and related financing to purchase 8,180 square feet of industrial lands in Oahu, HI from the estate of James Campbell and affiliates. During February 2005 we completed diligence and committed to the acquisition of these lands for approximately $115,500 plus closing costs. The closing of this acquisition is expected to be funded with borrowings under our revolving credit facility and is expected to occur before December 2005. The purchase price was preliminarily allocated to the fair value of assets acquired. The amounts shown are subject to adjustment when final purchase accounting is made or as estimates for the acquisition are revised. Also, changed circumstances may delay this purchase or prevent its occurring, and accordingly, we cannot provide assurance that it will occur.

(B)
Represents the scheduled repayment of $100,000 6.70% senior notes which occurred in February 2005 using borrowings under our revolving credit facility.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2004

(C)
Represents the impact on rental income and operating expenses for the year ended December 31, 2004, of the acquisition of Hallwood Realty Partners, L.P., or Hallwood, in July 2004, the impact on interest expense of related amounts borrowed under our revolving credit facility and $107,000 of the debt we assumed from Hallwood, and the pro forma impact of this acquisition on depreciation and amortization and general and administrative expenses.

(D)
Represents the impact on rental income, operating expenses and interest expense for the year ended December 31, 2004, of 23 properties we acquired during 2004, in addition to the Hallwood properties and related amounts borrowed under our revolving credit facility, and the pro forma impact of these acquisitions on depreciation and amortization and general and administrative expenses.

        Details of the 2004 acquisitions are as follows:

Date Acquired	Location	Number of Buildings	Square Feet	Purchase Price(1)
2/11/04	Arnold, MO	1	65	$8,300
2/24/04	Quincy, MA	1	46	7,685
4/28/04	Memphis, TN	1	125	21,000
6/2/04	St. Paul, MN	1	423	12,950
6/4/04	Virginia Beach, VA	1	75	6,750
7/20/04	Rockville, MD	3	283	75,300
7/29/04	Memphis, TN	1	131	11,925
8/24/04	Atlanta, GA	1	177	24,488
9/9/04	Atlanta, GA	1	90	9,460
9/16/04	Monroeville, PA	1	480	64,693
9/21/04	Quincy, MA	2	356	61,450
10/26/04	Longmont, CO	1	547	38,500
11/30/04	Rochester, NY	8	345	45,750

		23	3,143	$388,251

(1)
Represents the gross purchase price and excludes closing costs and purchase price allocations relating to FAS 141.

(E)
Represents the estimated impact on rental income and operating expenses for the year ended December 31, 2004, of the pending acquisition of 8,180 square feet of industrial lands in Oahu, HI, the estimated impact on interest expense of related amounts borrowed under our revolving credit facility, and the estimated pro forma impact of this acquisition on general and administrative expenses.

(F)
Represents the pro forma net effect on interest expense, loss on early extinguishment of debt and equity in earnings of equity investments, resulting from our issuance of 34,500,000 common shares in January 2004, our sale of 4,148,500 common shares of Senior Housing Properties Trust in January, February and December 2004, our prepayment of $143,000 of 8.50% senior notes in February 2004, our issuance of $350,000 of term debt in February and August 2004, our issuance of $400,000 6.25% senior notes in August 2004, the amendment of our revolving credit facility in January 2005 which prospectively reduced the interest rate annually payable for borrowings from LIBOR plus 80 basis points to LIBOR plus 65 basis points, the scheduled repayment of $100,000 6.70% senior notes which occurred in February 2005, and the net impact of these activities on interest expense related to the net change in our revolving credit facility. During the presented period, the pro forma weighted average interest rate on the credit facility, as amended, was 2.2%.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST
By:	/s/ John C. Popeo John C. Popeo Treasurer and Chief Financial Officer Dated: March 11, 2005

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FORWARD LOOKING STATEMENTS
Item 9.01. Financial Statements and Exhibits.
HRPT Properties Trust Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements
HRPT PROPERTIES TRUST Unaudited Pro Forma Condensed Consolidated Balance Sheet December 31, 2004 (dollars in thousands)
HRPT PROPERTIES TRUST Unaudited Pro Forma Condensed Consolidated Statement of Income Year Ended December 31, 2004 (amounts in thousands, except per share amounts)
HRPT PROPERTIES TRUST Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (dollars and square feet in thousands)
SIGNATURES